Exhibit 99.1

Destination Maternity Reports Fourth Quarter and Fiscal 2018 Results

•	Operating loss of $9.6 million for fiscal 2018 versus an operating loss of $16.0 million in 2017

•	Adjusted EBITDA before other charges for fiscal 2018 increases 23% or $3.0 million versus 2017

•	Comparable retail sales for fiscal 2018 decline 1.8% versus 2017

•	Selling, General and Administrative expenses for fiscal 2018 decline 210 bps to sales versus prior year period

MOORESTOWN, N.J., April 16, 2019 — Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced financial results for the fourth quarter and full year of fiscal 2018 ended February 2, 2019 compared to the fourth quarter and full year of fiscal 2017 ended February 3, 2018.

Commentary

“Several factors represented significant headwinds for our business in the fourth quarter,” said Marla Ryan, Chief Executive Officer of Destination Maternity. “Challenging conversion results on our ecommerce sites and in store drove a 5.8% comparable sales decline and our promotional cadence and more aggressive approach to rightsizing inventory negatively impacted margins. We were diligent in tightly managing our expenses, which mostly offset the impact on profitability, but know that we need to do better.

As we look to the balance of the year, we are actively taking measures to ensure we execute against our long-term strategic plan, Destination -> Forward. There is much to do to deliver satisfactory results and the scope of the changes we are making are causing our transition to a more nimble and profitable organization to take longer than previously anticipated. As a result of this and the headwinds impacting the business in the quarter, we are updating our Full Year 2019 guidance to reflect reductions in sales and profitability for the year.

We remain committed to optimizing our infrastructure, creating a more efficient organization and developing innovative products and solutions for our new moms and moms2be. We are confident that what we are doing will generate long-term shareholder value.”

Fourth Quarter Fiscal 2018 Financial Results

•

Net loss for the fourth quarter of fiscal 2018 was $6.4 million, or $0.46 per share (diluted), compared to a net loss of $10.2 million, or $0.73 per share (diluted), for the fourth quarter of fiscal 2017.

•	Operating loss of $5.4 million for the fourth quarter of fiscal 2018 compared to an operating loss of $7.8 million in the fourth quarter of fiscal 2017.

•

Adjusted net loss for the fourth quarter of fiscal 2018 was $4.4 million, or $0.31 per share (diluted), compared to the comparably adjusted net loss for the fourth quarter of fiscal 2017 of $5.0 million, or $0.36 per share (diluted).

•	Adjusted EBITDA before other charges and effect of change in accounting principle decreased to $0.3 million for the fourth quarter of fiscal 2018 from $0.6 for the fourth quarter of fiscal 2017.

•

Net sales for the fourth quarter of fiscal 2018 decreased 13.1% to $91.3 million from $105.1 million for the fourth quarter of fiscal 2017. Sales were negatively impacted by the net closure of 29 owned locations and 83 leased lease locations, a decrease in comparable sales, and the 53rd week in fiscal 2017.

•	Comparable sales for the fourth quarter of fiscal 2018 decreased 5.8% from last year.

•	Gross margin rate for the fourth quarter of fiscal 2018 was 48.4%, a decrease of 200 basis points from the comparable prior year gross margin.

•

Selling, general and administrative expenses (“SG&A”) for the fourth quarter of fiscal 2018 decreased 16% to $47.8 million from $57.0 million for the fourth quarter of fiscal 2017. As a percentage of net sales, SG&A decreased 190 basis points to 52.3% vs 54.2% for the fourth quarter of fiscal 2017. Fiscal 2017 included an additional week of expense related to the 53rd week.

Full Year Fiscal 2018 Financial Results (52 weeks ended February 2, 2019)

•	Net loss for fiscal 2018 was $14.3 million, or $1.03 per share (diluted), compared to a net loss of $21.6 million, or $1.57 per share (diluted), for fiscal 2017.

•	Operating loss of $9.6 million for fiscal 2018 compared to an operating loss of $16.0 million for fiscal 2017.

•	Adjusted net loss for fiscal 2018 was $6.7 million, or $0.48 per share (diluted), compared to an adjusted net loss for fiscal 2017 of $10.2 million, or $0.74 per share (diluted).

•	Adjusted EBITDA before other charges and effect of change in accounting principle increased 23% to $16.0 million for fiscal 2018 from $13.0 million for fiscal 2017.

•

Net sales for fiscal 2018 decreased 5.5% to $383.8 million from $406.2 million for fiscal 2017. Sales were negatively impacted by the net closure of 29 owned locations and 83 leased lease locations, a decrease in comparable sales, and the 53rd week in fiscal 2017.

•	Comparable sales for fiscal 2018 decreased 1.8% from 2017.

•	Gross margin for fiscal 2018 was 51.6%, a decrease of 100 basis points from fiscal 2017.

•

Selling, general and administrative expenses (“SG&A”) for fiscal 2018 decreased 9.3% to $198.3 million from $218.7 million in the comparable prior year. As a percentage of net sales, SG&A decreased 210 basis points to 51.7% from 53.8% for fiscal 2017. Fiscal 2017 included an additional week of expense related to the 53rd week.

Adjusted EBITDA before other charges, and adjusted net income, are defined in the financial tables at the end of this press release.

Other Financial Information

•	Capital expenditures for fiscal 2018 totaled $4.6 million primarily driven by minor investments in stores and investments to support key systems projects.

•	At February 2, 2019, inventory was $70.9 million, a decrease of $0.4 million compared to $71.3 million at February 3, 2018.

Retail Locations

	Three Months Ended		Twelve Months Ended
	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Store Openings (1)	0	0	2	7
Store Closings (1)	16	14	31	35
Period End Retail Location Count (1)
Stores	458	487	458	487
Leased Department Locations	554	637	554	637

Total Retail Locations	1,012	1,124	1,012	1,124

1)	Excludes international franchised locations.

Financial Outlook

Destination Maternity is updating its FY 2019 guidance. Adjusted EBITDA before other charges is defined in the financial tables at the end of this press release.

The Company’s FY2019 guidance is as follows:

•	Total Sales to be in the range of $370.0 million to $380.0 million

•	Comparable Retail Sales to be in the range of down (1.0)% to up 1.0%

•	Gross Margin rate to be in the range of 51.5% to 52.0%

•	SG&A to be in the range of $185.0 million to $189.0 million

•	Adjusted EBITDA before other charges to be in the range of $17.0 million to $22.0 million

•	Adjusted EPS — Diluted to be in the range of $(0.12) to $0.08

•	Operating Cash Flow to be in the range of 13.0 million to 18.5 million

•	Capital Expenditures to be in the range of 4.5 million to 5.5 million

•	Free Cash Flow to be in the range of 8.5 million to 13.0 million (defined as Operating Cash Flow minus Capital Expenditures)

•	Inventory Turns to be in the range of 2.8X to 3.0X

Conference Call Information

As announced previously, the Company will host a conference call regarding fourth quarter and full year Fiscal 2018 financial results that includes comments on the results from members of our senior management on Tuesday, April 16, 2019 at 9:00 a.m. Eastern Time. Management will conduct a question and answer session following its prepared remarks.

Investors and analysts can participate in this conference call by dialing (800) 219-6970 in the United States and Canada or (574) 990-1028 outside of the United States and Canada. The call will also be available on the investors section of the Company’s website at http://investor.destinationmaternity.com. Passcode for the conference call is 8829768.

In the event that you are unable to participate in the call, a replay will be available at 12:00 p.m. Eastern Time on Tuesday, April 16, 2019 through 12:00 p.m. Eastern Time on Tuesday, April 23, 2019 by calling (855) 859-2056 in the United States and Canada or (404) 537-3406 outside of the United States and Canada. Passcode for the replay is 8829768.

About Destination Maternity

Destination Maternity is the leading designer and omni-channel retailer of maternity apparel in the United States, with the only nationwide chain of maternity apparel specialty stores, as well as a deep and expansive assortment available through multiple online distribution points, including our three brand-specific websites. As of February 2, 2019, we operate 1,012 retail locations, including 458 stores in the United States, Canada and Puerto Rico, and 554 leased departments located within department stores and baby specialty stores throughout the United States and in Puerto Rico. We also sell our merchandise on the Internet, primarily through our Motherhood.com, APeaInThePod.com and DestinationMaternity.com websites. We also sell our merchandise through our Canadian website, MotherhoodCanada.ca, through Amazon.com in the United States, and through websites of certain of our retail partners, including Macys.com. Our 458 stores operate under three retail nameplates: Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®. We also operate 554 leased departments within leading retailers such as Macy’s®, buybuy BABY® and Boscov’s®. Generally, we are the exclusive maternity apparel provider in our leased department locations.

Reconciliation of Non-GAAP Financial Measures

This press release and the accompanying financial tables contain non-GAAP financial measures within the meaning of the SEC’s Regulation G, including 1) adjusted net loss, 2) adjusted net loss per share—diluted, 3) Adjusted EBITDA, 4) Adjusted EBITDA before other charges, 5) Adjusted EBITDA margin, and 6) Adjusted EBITDA margin before other charges. In the accompanying financial tables, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company’s management believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. In addition, certain of the Company’s cash and equity incentive compensation plans are based on the Company’s level of achievement of Adjusted EBITDA before other charges. The Company provides these various non-GAAP financial measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the SEC, or in materials incorporated therein by reference.

Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Net sales	$91,291	$105,147	$383,750	$406,207
Cost of goods sold	47,068	52,188	185,603	192,355

Gross profit	44,223	52,959	198,147	213,852
Gross margin	48.4%	50.4%	51.6%	52.6%
Selling, general and administrative expenses	47,750	56,967	198,331	218,656
Store closing, asset impairment and asset disposal expenses	1,169	2,643	3,838	6,292
Other charges, net	682	1,166	5,580	4,912

Operating loss	(5,378)	(7,817)	(9,602)	(16,008)
Interest expense, net	1,295	1,056	4,828	4,045
Loss on extinguishment of debt	—	1,542	—	1,542

Loss before income taxes	(6,673)	(10,415)	(14,430)	(21,595)
Income tax (benefit) provision	(271)	(257)	(103)	2

Net loss	$(6,402)	$(10,158)	$(14,327)	$(21,597)

Net loss per share — Basic	$(0.46)	$(0.73)	$(1.03)	$(1.57)

Average shares outstanding — Basic	13,955	13,824	13,889	13,788

Net loss per share — Diluted	$(0.46)	$(0.73)	$(1.03)	$(1.57)

Average shares outstanding — Diluted	13,955	13,824	13,889	13,788

Reconciliation of Net Loss to Adjusted Net Loss
Net loss, as reported	$(6,402)	$(10,158)	$(14,327)	$(21,597)
Add: other charges	682	1,166	5,580	4,912
Add: loss on extinguishment of debt	—	1,542	—	1,542
Less: effect of change in accounting principle	—	—	—	(764)
Less: income tax effect of adjustments to net loss	(159)	(923)	(1,298)	(2,044)
Add: deferred tax valuation allowance related to cumulative losses	1,490	3,406	3,334	7,758

Adjusted net loss	$(4,389)	$(4,967)	$(6,711)	$(10,193)

Adjusted net loss per share — diluted	$(0.31)	$(0.36)	$(0.48)	$(0.74)

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	February 2, 2019	February 3, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,154	$1,635
Trade receivables, net	7,945	6,692
Inventories	70,872	71,256
Prepaid expenses and other current assets	9,407	11,522

Total current assets	89,378	91,105
Property and equipment, net	51,483	66,146
Other assets	5,313	5,331

Total assets	$146,174	$162,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$20,400	$8,000
Current portion of long-term debt	4,372	4,780
Accounts payable	21,854	30,949
Accrued expenses and other current liabilities	31,056	31,661

Total current liabilities	77,682	75,390
Long-term debt	21,784	23,809
Deferred rent and other non-current liabilities	19,557	22,715

Total liabilities	119,023	121,914

Stockholders’ equity	27,151	40,668

Total liabilities and stockholders’ equity	$146,174	$162,582

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	February 2, 2019	February 3, 2018
Cash and cash equivalents	$1,154	$1,635
Inventory	70,872	71,256
Property and equipment, net	51,483	66,146
Line of credit borrowings	20,400	8,000
Total debt	46,556	36,589
Stockholders’ equity	27,151	40,668

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended
	February 2, 2019	February 3, 2018
Operating Activities
Net loss	$(14,327)	$(21,597)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,505	17,592
Stock-based compensation expense	971	1,154
Loss on impairment of long-lived assets	3,137	5,775
Loss on disposal of assets	435	349
Loss on extinguishment of debt	—	1,542
Grow NJ award benefit	158	422
Amortization of deferred financing costs	690	487
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	(1,253)	(1,009)
Inventories	384	(2,216)
Prepaid expenses and other current assets	2,114	(1,990)
Other non-current assets	55	14
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	(6,412)	8,565
Deferred rent and other non-current liabilities	(3,268)	(219)

Net cash provided by (used in) operating activities	(1,811)	8,869

Investing Activities
Capital expenditures	(4,612)	(6,649)
Additions to intangible assets	—	(18)

Net cash used in investing activities	(4,612)	(6,667)

Financing Activities
Decrease in cash overdraft	(2,832)	5,116
Decrease in line of credit borrowings	12,400	3,400
Proceeds from long-term debt	2,500	25,901
Repayment of long-term debt	(5,353)	(34,382)
Deferred financing costs paid	(605)	(3,406)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(165)	(57)
Proceeds from exercise of stock options	1	—

Net cash provided by (used in) financing activities	5,946	(3,428)

Effect of exchange rate changes on cash and cash equivalents	(4)	2

Net Decrease in Cash and Cash Equivalents	(481)	(1,224)
Cash and Cash Equivalents, Beginning of Period	1,635	2,859

Cash and Cash Equivalents, End of Period	$1,154	$1,635

Reconciliation of Net Loss to Adjusted EBITDA(1)

and Adjusted EBITDA Before Other Charges and Change in Accounting Principle,

and Operating Loss Margin, Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Other Charges and Change in Accounting Principle

(in thousands, except percentages)

(unaudited)

	Three Months Ended		Twelve Months Ended
	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Net loss	$(6,402)	$(10,158)	$(14,327)	$(21,597)
Add: income tax (benefit) provision	(271)	(257)	(103)	2
Add: interest expense, net	1,295	1,056	4,828	4,045
Add: loss on extinguishment of debt	—	1,542	—	1,542

Operating loss	(5,378)	(7,817)	(9,602)	(16,008)
Add: depreciation and amortization expense	3,717	4,333	15,505	17,592
Add: loss on impairment of long-lived assets	901	2,508	3,137	5,775
Add: loss on disposal of assets	197	66	435	349
Add: stock-based compensation expense	221	296	971	1,154

Adjusted EBITDA (1)	(342)	(614)	10,446	8,862
Add: other charges	682	1,166	5,580	4,912
Less: effect of change in accounting principle	—	—	—	(764)

Adjusted EBITDA before other charges and effect of change in accounting principle	$340	$552	$16,026	$13,010

Net Sales	$91,291	$105,147	$383,750	$406,207

Operating loss margin (operating loss as a percentage of net sales)	(5.9)%	(7.4)%	(2.5)%	(3.9)%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	(0.4)%	(0.6)%	2.7%	2.2%
Adjusted EBITDA margin before other charges and effect of change in accounting principle (adjusted EBITDA before other charges and change in accounting principle as a percentage of net sales)	0.4%	0.5%	4.2%	3.2%

(1)

Adjusted EBITDA represents operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock based compensation expense.

Contacts

Sloane & Company

Erica Bartsch, 212-446-1875

Ebartsch@sloanepr.com

Alex Kovtun, 212-446-1896

Akovtun@sloanepr.com